Exhibit 99.1
NOG Announces Third Quarter 2024 Results, Achieves Record Oil Production

THIRD QUARTER HIGHLIGHTS

•Production of 121,815 Boe per day (58% oil), up 19% from the third quarter of 2023
•Record oil volumes of 70,913 Bbl per day, despite only 9.5 net turn-in-lines during the quarter
•GAAP net income of $298.4 million, Adjusted Net Income of $141.1 million and Adjusted EBITDA of $412.4 million. See “Non-GAAP Financial Measures” below
•Cash flow from operations of $385.8 million. Excluding changes in net working capital, cash flow from operations was $377.1 million, an increase of 9% from the third quarter of 2023, up 1% from the second quarter of 2024
•Generated record $177.1 million of Free Cash Flow, up 32% from the second quarter of 2024. See “Non-GAAP Financial Measures” below
•Capital expenditures of $198.0 million, excluding non-budgeted acquisitions and other items
•D&C list increased to 52.2 net wells, up 11.1 net wells from the second quarter of 2024
•Repurchased 397,301 shares of common stock at an average price of $36.38 per share

POST-QUARTER HIGHLIGHTS

•Closed joint acquisition with SM Energy Company of Uinta Basin properties from XCL Resources for $519.0 million net to NOG

MINNEAPOLIS (BUSINESS WIRE) - November 5, 2024 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or “Company”) today announced the Company’s third quarter results.

MANAGEMENT COMMENTS

“During the third quarter we generated record oil volumes and free cash flow despite limited completion activity and a period of weaker commodity prices. Importantly, we notched multiple achievements on the business front executing on acquisitions of two high-quality growth assets,” commented Nick O’Grady, NOG’s Chief Executive Officer. “We closed our $220 million Point transaction on time and on schedule, yet our net debt changed by only approximately $50 million during the quarter, a testament to the power of our cash generation and the strength of our asset base. On October 1, we closed on XCL, our largest and most accretive acquisition to date. With these two assets now closed and D&C activity building, we look forward to continuing to generate differentiated returns and growth for our investors.”

THIRD QUARTER FINANCIAL RESULTS

Oil and natural gas sales for the third quarter were $513.5 million. Third quarter GAAP net income was $298.4 million or $2.96 per diluted share. Third quarter Adjusted Net Income was $141.1 million or $1.40 per adjusted diluted share. Adjusted EBITDA in the third quarter was $412.4 million, a 7% increase from the third quarter of 2023. See “Non-GAAP Financial Measures” below.

PRODUCTION

Third quarter production was 121,815 Boe per day, a decrease of 1% from the second quarter of 2024 and an increase of 19% from the third quarter of 2023. Oil represented 58% of total production in the third quarter with 70,913 Bbls per day, an increase of 2% from the second quarter of 2024 and an increase of 12% from the third quarter of 2023. NOG had 9.5 net wells turned in-line during the third quarter, compared to 30.1 net wells turned in-line in the second quarter of 2024. Strong well performance drove volume growth in both the Williston and Permian Basins, despite lower well completions versus the prior quarter. Natural gas volumes were lower driven by a decline in Appalachian gas activity.

PRICING

During the third quarter, NYMEX West Texas Intermediate (“WTI”) crude oil averaged $75.27 per Bbl, and NYMEX natural gas at Henry Hub averaged $2.23 per Mcf. NOG’s unhedged net realized oil price in the third quarter was $71.82, representing a $3.45 differential to WTI prices, a slight improvement compared to the second quarter. NOG’s unhedged net realized gas price in the third quarter was $1.60 per Mcf, representing a 72% realization compared with Henry Hub pricing. Natural gas realizations were lower than prior periods in the Appalachian, Permian and Williston Basins, driven by lower benchmark prices, wider regional basis differentials and lower NGL prices.

OPERATING COSTS

Lease operating costs were $106.9 million in the third quarter of 2024, or $9.54 per Boe, 6% higher on a per unit basis compared to the second quarter of 2024. LOE costs increased primarily due to increased workover and water disposal costs. Production taxes were $14.7 million in the third quarter of 2024, compared to $48.6 million in the second quarter of 2024, a decrease due to an immaterial out-of-period accounting adjustment. Third quarter general and administrative (“G&A”) costs totaled $10.0 million or $0.89 per Boe, as compared to $1.21 per Boe in the second quarter of 2024. NOG’s adjusted cash G&A costs, which excludes non-cash and acquisition costs amounts of $3.0 million and a credit of $1.9 million, respectively, totaled $8.9 million or $0.79 per Boe in the third quarter, up $0.04 per Boe compared to the second quarter of 2024.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital expenditures for the third quarter were $198.0 million (excluding non-budgeted acquisitions and other). This was comprised of $187.0 million of total drilling and completion (“D&C”) capital on organic and Ground Game assets, and $11.1 million of Ground Game activity inclusive of pre-closing development costs. D&C spending was largely as expected during the quarter, with significant spud activity and healthy growth to the D&C list, despite a lower number of turn-in-lines. NOG’s weighted average gross authorization for expenditure (or AFE) elected to in the third quarter was $9.1 million, which was lower compared with the second quarter of 2024.

NOG’s Permian Basin spending was 56% of the capital expenditures for the third quarter, the Williston was 41%, and the Appalachian was 3%. On the Ground Game acquisition front, NOG closed on six transactions acquired through various structures during the third quarter totaling 1,259 net acres and 0.1 net current and future development wells.

LIQUIDITY AND CAPITAL RESOURCES

NOG had total liquidity in excess of $1.3 billion as of September 30, 2024, consisting of $1.2 billion of committed borrowing availability under its Revolving Credit Facility and $59.9 million in total cash in the form of $34.4 million of unrestricted cash and $25.5 million in the form of a restricted cash deposit for the pending XCL acquisition.

SHAREHOLDER RETURNS

In the third quarter of 2024, the Company repurchased 397,301 shares of common stock at an average price, inclusive of commissions, of $36.38 per share in the open market. Year-to-date, the Company has repurchased 1,841,733 shares at an average price, inclusive of commissions, of $37.64. In July 2024, the Company’s board of directors terminated the prior stock repurchase program, which was substantially depleted, and approved a new stock repurchase program to acquire up to $150.0 million of the Company’s outstanding common stock.

In August 2024, NOG’s Board of Directors declared a regular quarterly cash dividend for NOG’s common stock of $0.42 per share for stockholders of record as of September 27, 2024, which was paid on October 31, 2024, a 5% increase from prior levels.

2024 ANNUAL GUIDANCE(1)

NOG is reiterating capital expenditure and production guidance and adjusting certain line items. Production taxes are being adjusted to reflect current expectations for the remainder of the year. Natural gas realizations and oil differentials are being adjusted to reflect results experienced year-to-date. Per unit cash G&A is being lowered as the Company has reduced certain external expenses and continues to benefit from increasing production volumes.

	Prior Guidance	Revised Guidance
Annual Production (Boe per day)	120,000 - 124,000	120,000 - 124,000
Annual Oil Production (Bbls per day)	73,000 - 76,000	73,000 - 76,000
Total Capital Expenditures ($ in millions)	$890 - $970	$890 - $970
Net Wells Turned-in-Line (“TIL”)	93.0 - 98.0	93.0 - 98.0
Net Wells Spud	73.0 - 78.0	73.0 - 78.0

Operating Expenses and Differentials:
Production Expenses (per Boe)	$9.15 - $9.40	$9.15 - $9.40
Production Taxes (as a percentage of Oil & Gas Sales)	9.0% - 9.5%	8.5% - 9.0%(2)
Average Differential to NYMEX WTI (per Bbl)	($4.00) - ($4.85)	($4.00) - ($4.50)
Average Realization as a Percentage of NYMEX Henry Hub (per Mcf)	87.5% - 92.5%	90.0% - 95.0%
DD&A Rate (per Boe)	$16.50 - $17.50	$16.50 - $17.50

General and Administrative Expense (per Boe):
Non-Cash	$0.25 - $0.27	$0.25 - $0.27
Cash (excluding transaction costs on non-budgeted acquisitions)	$0.74 - $0.80	$0.72 - $0.77
________________
(1) All forecasts are provided on a 2-stream production basis.
(2) Represents expected fourth quarter rate. Actual annual production tax rate is expected to be lower, due to an out-of-period adjustment made in the third quarter.

THIRD QUARTER 2024 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended September 30,
	2024	2023	% Change
Net Production (in thousands):
Oil (MBbl)	6,524	5,848	12%
Natural Gas (MMcf)	28,098	21,397	31%
Total (MBoe)	11,207	9,414	19%

Average Daily Production:
Oil (Bbl)	70,913	63,564	12%
Natural Gas (Mcf)	305,413	232,576	31%
Total (Boe)	121,815	102,327	19%

Average Sales Prices:
Oil (per Bbl)	$71.82	$79.48	(10)%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	0.20	(2.58)
Oil Net of Settled Oil Derivatives (per Bbl)	72.02	76.90	(6)%

Natural Gas and NGLs (per Mcf)	1.60	2.19	(27)%
Effect of Gain on Settled Natural Gas Derivatives on Average Price (per Mcf)	1.01	0.95
Natural Gas and NGLs Net of Settled Natural Gas Derivatives (per Mcf)	2.61	3.14	(17)%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives	45.82	54.35	(16)%
Effect of Gain on Settled Commodity Derivatives on Average Price (per Boe)	2.65	0.55
Realized Price on a Boe Basis Including Settled Commodity Derivatives	48.47	54.90	(12)%

Costs and Expenses (per Boe):
Production Expenses	$9.54	$8.76	9%
Production Taxes	1.31	4.48	(71)%
General and Administrative Expenses	0.89	1.26	(29)%
Depletion, Depreciation, Amortization and Accretion	16.57	14.21	17%

Net Producing Wells at Period End	1,049.8	923.7	14%

HEDGING

NOG hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes NOG’s open crude oil commodity derivative swap contracts scheduled to settle after September 30, 2024.

	Crude Oil Commodity Derivative Swaps(1)		Crude Oil Commodity Derivative Collars
Contract Period	Volume (Bbls/Day)	Weighted Average Price ($/Bbl)	Collar Call Volume (Bbls)	Collar Put Volume (Bbls)	Weighted Average Ceiling Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)
2024:
Q4	32,969	$73.85	2,195,749	1,998,800	$81.32	$71.58
2025:
Q1	32,791	$74.82	2,303,286	1,889,849	$78.25	$69.68
Q2	27,123	74.54	2,502,671	2,019,233	77.45	69.41
Q3	19,413	73.57	2,304,994	1,817,970	77.43	69.15
Q4	18,933	73.29	2,278,511	1,791,487	77.55	69.15
2026:
Q1	2,930	$70.38	1,325,726	894,289	$74.41	$66.15
Q2	2,930	70.31	1,340,457	904,227	74.41	66.15
Q3	2,930	70.24	1,355,187	914,163	74.41	66.15
Q4	2,930	70.15	1,355,187	914,163	74.41	66.15
_____________
(1)Includes derivative contracts entered into as of November 5, 2024. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended September 30, 2024.

The following table summarizes NOG’s open natural gas commodity derivative swap contracts scheduled to settle after September 30, 2024.

	Natural Gas Commodity Derivative Swaps(1)		Natural Gas Commodity Derivative Collars
Contract Period	Volume (MMBTU/Day)	Weighted Average Price ($/MMBTU)	Collar Call Volume (MMBTU)	Collar Put Volume (MMBTU)	Weighted Average Ceiling Price ($/MMBTU)	Weighted Average Floor Price ($/MMBTU)
2024:
Q4	100,738	$3.48	9,406,586	9,406,586	$4.60	$3.07
2025:
Q1	72,500	$3.46	10,086,417	10,086,417	$4.98	$3.12
Q2	30,330	3.47	9,691,297	9,691,297	4.71	3.11
Q3	30,000	3.47	9,327,569	9,327,569	4.73	3.11
Q4	24,891	3.53	8,228,723	8,228,723	4.86	3.11
2026:
Q1	14,889	$3.74	5,828,249	5,828,249	$5.06	$3.09
Q2	15,165	3.74	6,024,706	6,024,706	5.06	3.09
Q3	15,000	3.74	6,024,706	6,024,706	5.06	3.09
Q4	11,576	3.66	4,304,642	4,304,642	4.97	3.09
2027:
Q1	1,722	$3.20	890,000	890,000	$3.83	$3.00
Q2	—	—	920,000	920,000	3.83	3.00
Q3	—	—	920,000	920,000	3.83	3.00
Q4	—	—	610,000	610,000	3.83	3.00
____________
(2)Includes derivative contracts entered into as of November 5, 2024. This table does not include basis swaps. For additional information, see Note 10 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended September 30, 2024.

The following table presents NOG’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of NOG’s statement of operations:

	Three Months Ended September 30,
(In thousands)	2024	2023
Cash Received on Settled Derivatives	$29,709	$5,164
Non-Cash Mark-to-Market Gain (Loss) on Derivatives	208,441	(204,712)
Gain (Loss) on Commodity Derivatives, Net	$238,150	$(199,548)

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In thousands, except for net well data)	Three Months Ended September 30, 2024
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$161,945
Ground Game Drilling and Development Capital Expenditures	$25,010
Ground Game Acquisition Capital Expenditures inclusive of pre-closing development costs	$11,073
Other	$1,890
Non-Budgeted Acquisitions	$198,726

Net Wells Added to Production	9.5

Net Producing Wells (Period-End)	1,049.8

Net Wells in Process (Period-End)	52.2

Weighted Average Gross AFE for Wells Elected to	$9,147

THIRD QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

In conjunction with NOG’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Wednesday, November 6, 2024 at 8:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://events.q4inc.com/attendee/395412196
Dial-In Number: (800) 715-9871 (US/Canada) and (646) 307-1963 (International)
Conference ID: 4503139 - NOG Third Quarter 2024 Earnings Conference Call
Replay Dial-In Number: (800) 770-2030 (US/Canada) and (609) 800-9909 (International)
Replay Access Code: 4503139 - Replay will be available through November 20, 2024

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and NOG’s future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; cost inflation or supply chain disruptions; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to acquire additional development opportunities, potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets; risks associated with NOG’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transaction undertaken in tandem with the Convertible Notes issuance, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30,
(In thousands, except share and per share data)	2024	2023
Revenues
Oil and Gas Sales	$513,541	$511,651
Gain (Loss) on Commodity Derivatives, Net	238,150	(199,548)
Other Revenues	1,947	1,870
Total Revenues	753,638	313,973

Operating Expenses
Production Expenses	106,902	82,506
Production Taxes	14,671	42,158
General and Administrative Expenses	10,005	11,846
Depletion, Depreciation, Amortization and Accretion	185,657	133,791
Other Expenses	2,463	1,234
Total Operating Expenses	319,698	271,535

Income From Operations	433,940	42,438

Other Income (Expense)
Interest Expense, Net of Capitalization	(36,837)	(37,040)
Loss on Unsettled Interest Rate Derivatives, Net	(20)	—
Other Income	140	21
Total Other Expense, Net	(36,717)	(37,019)

Income Before Income Taxes	397,223	5,419

Income Tax Expense (Benefit)	98,777	(20,691)

Net Income	$298,446	$26,111

Net Income Per Common Share – Basic	$3.00	$0.28
Net Income Per Common Share – Diluted	$2.96	$0.28
Weighted Average Common Shares Outstanding – Basic	99,494,313	92,768,035
Weighted Average Common Shares Outstanding – Diluted	100,724,784	93,742,407

CONDENSED BALANCE SHEETS

(In thousands, except par value and share data)	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Current Assets:
Cash and Cash Equivalents	$34,356	$8,195
Accounts Receivable, Net	316,933	370,531
Advances to Operators	18,153	49,210
Prepaid Expenses and Other	12,111	2,489
Derivative Instruments	100,797	75,733
Income Tax Receivable	36,573	3,249
Total Current Assets	518,923	509,407

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	9,524,785	8,428,518
Unproved	23,006	36,785
Other Property and Equipment	8,182	8,069
Total Property and Equipment	9,555,973	8,473,372
Less – Accumulated Depreciation, Depletion and Impairment	(5,075,954)	(4,541,808)
Total Property and Equipment, Net	4,480,019	3,931,563

Derivative Instruments	14,730	10,725
Acquisition Deposit	25,500	17,094
Other Noncurrent Assets, Net	16,155	15,466

Total Assets	$5,055,327	$4,484,255

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$152,455	$192,672
Accrued Liabilities	237,244	147,943
Accrued Interest	28,034	26,219
Derivative Instruments	804	16,797
Other Current Liabilities	1,751	2,130
Total Current Liabilities	420,288	385,761

Long-term Debt, Net	1,953,099	1,835,554
Deferred Tax Liability	210,738	68,488
Derivative Instruments	112,442	105,831
Asset Retirement Obligations	42,867	38,203
Other Noncurrent Liabilities	2,391	2,741

Total Liabilities	$2,741,825	$2,436,578

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $.001; 270,000,000 Shares Authorized; 99,825,164 Shares Outstanding at 9/30/2024 100,761,148 Shares Outstanding at 12/31/2023	502	503
Additional Paid-In Capital	1,942,181	2,124,963

Retained Earnings (Deficit)	370,819	(77,790)
Total Stockholders’ Equity	2,313,502	2,047,676
Total Liabilities and Stockholders’ Equity	$5,055,327	$4,484,255

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. NOG defines Adjusted Net Income (Loss) as income (loss) before income taxes, excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) (gain) loss on extinguishment of debt, net of tax, (iii) contingent consideration (gain) loss, net of tax, (iv) acquisition transaction costs, net of tax, and (v) (gain) loss on unsettled interest rate derivatives, net of tax. NOG defines Adjusted EBITDA as net income (loss) before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) (gain) loss on extinguishment of debt, (vi) contingent consideration (gain) loss (vii) acquisition transaction costs, (viii) (gain) loss on unsettled interest rate derivatives, and (ix) (gain) loss on unsettled commodity derivatives. NOG defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and changes in accrued capital expenditures and other items. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of NOG’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring NOG’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended September 30,
(In thousands, except share and per share data)	2024	2023
Income Before Income Taxes	$397,223	$5,419
Add:
Impact of Selected Items:
(Gain) Loss on Unsettled Commodity Derivatives	(208,441)	204,712
Acquisition Transaction Costs	(1,901)	3,385
Loss on Unsettled Interest Rate Derivatives	20	—
Adjusted Income Before Adjusted Income Tax Expense	186,901	213,516

Adjusted Income Tax Expense (1)	(45,791)	(52,311)

Adjusted Net Income (non-GAAP)	$141,110	$161,205

Weighted Average Shares Outstanding – Basic	99,494,313	92,768,035
Weighted Average Shares Outstanding – Diluted	100,724,784	93,742,407
Less:
Dilutive Effect of Convertible Notes (2)	115,626	434,944
Weighted Average Shares Outstanding – Adjusted Diluted	100,609,158	93,307,463

Income Before Income Taxes Per Common Share – Basic	$3.99	$0.06
Add:
Impact of Selected Items	(2.11)	2.24
Impact of Income Tax	(0.46)	(0.56)
Adjusted Net Income Per Common Share – Basic	$1.42	$1.74

Income Before Income Taxes Per Common Share – Adjusted Diluted	$3.95	$0.06
Add:
Impact of Selected Items	(2.09)	2.23
Impact of Income Tax	(0.46)	(0.56)
Adjusted Net Income Per Common Share – Adjusted Diluted	$1.40	$1.73
______________
(1)For the three months ended September 30, 2024 and September 30, 2023, this represents a tax impact using an estimated tax rate of 24.5%.
(2)Weighted average shares outstanding - diluted, on a GAAP basis, includes diluted shares attributable to the Company’s Convertible Notes due 2029. However, the offsetting impact of the capped call transactions that the Company entered into in connection therewith is not recognized on a GAAP basis. As a result, for purposes of this calculation, the Company excludes the dilutive shares to the extent they would be offset by the capped calls.

Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,
(In thousands)	2024	2023
Net Income	$298,446	$26,111
Add:
Interest Expense	36,837	37,040
Income Tax Expense	98,777	(20,691)
Depreciation, Depletion, Amortization and Accretion	185,657	133,791
Non-Cash Stock-Based Compensation	3,018	1,178
Acquisition Transaction Costs	(1,901)	3,385
Loss on Unsettled Interest Rate Derivatives	20	—
(Gain) Loss on Unsettled Commodity Derivatives	(208,441)	204,712
Adjusted EBITDA	$412,413	$385,525

Reconciliation of Free Cash Flow

Three Months Ended September 30,
(In thousands)	2024
Net Cash Provided by Operating Activities	$385,761
Exclude: Changes in Working Capital and Other Items	(8,704)
Less: Capital Expenditures (1)	(199,918)
Free Cash Flow	$177,139
_______________
(1) Capital expenditures are calculated as follows:

Three Months Ended September 30,
(In thousands)	2024
Cash Paid for Capital Expenditures	$381,824
Less: Non-Budgeted Acquisitions	(204,571)
Plus: Change in Accrued Capital Expenditures and Other	22,665
Capital Expenditures	$199,918